Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2010	2009	Change	2010	2009	Change
Income Account-
Retail Revenues-
Fuel	$1,765	$1,539	$226	$4,646	$4,097	$549
Non-Fuel	2,808	2,458	350	6,957	6,258	699
Wholesale Revenues	566	519	47	1,581	1,408	173
Other Electric Revenues	161	141	20	439	392	47
Non-regulated Operating Revenues	20	25	(5)	62	78	(16)
Total Revenues	5,320	4,682	638	13,685	12,233	1,452
Fuel and Purchased Power	2,179	1,901	278	5,708	4,997	711
Non-fuel O & M	1,020	821	199	2,847	2,523	324
MCAR Litigation Settlement	0	0	0	0	202	(202)
Depreciation and Amortization	427	332	95	1,137	1,099	38
Taxes Other Than Income Taxes	235	213	22	661	621	40
Total Operating Expenses	3,861	3,267	594	10,353	9,442	911
Operating Income	1,459	1,415	44	3,332	2,791	541
Other Income, net	42	54	(12)	130	166	(36)
Interest Charges	225	226	(1)	666	685	(19)
Income Taxes	442	436	6	925	829	96
Net Income	834	807	27	1,871	1,443	428
Dividends on Preferred and Preference Stock of Subsidiaries	17	17	0	49	49	0
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$817	$790	$27	$1,822	$1,394	$428

Notes
-  Certain prior year data has been reclassified to conform with current year presentation.

-  Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.